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Exhibit 10.27.4

                                 EUROTECH, LTD.

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), dated this 28th day of February, 2002, by and between Eurotech, Ltd., a District of Columbia corporation (the "Company") and Verdi Consultants, Inc., a Rhode Island corporation (the "Consultant").

         WHEREAS, the Company desires that the Consultant perform certain consulting services as specified herein; and

         WHEREAS, the Consultant wishes to accept to perform such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions as hereinafter set forth, the Company and the Consultant, intending to be legally bound, hereto agree as follows:

1. APPOINTMENT. The Company hereby engages the Consultant to provide the Company with consulting services with regard to the business of the Company on an "as needed" basis. The Consultant hereby accepts the appointment as consultant on the terms and conditions hereinafter set forth. In fulfilling its obligations to the Company hereunder, the Consultant shall exclusively provide the Company with the services of Mr. Chad A. Verdi ("Verdi"). The Consultant, and in particular Verdi, shall follow and abide by all policies, rules and regulations established by the Board of Directors of the Company from time to time and shall report to the Chief Executive Officer of the Company.

2. TERM. The initial term of this Agreement shall commence on February 1, 2002 (the "Commencement Date") and shall terminate on the earlier of January 31, 2005 at 11:59 p.m. New York City time or the death or disability of the Consultant, unless earlier terminated ("Term").

3.       COMPENSATION.

         (a) FEE. For all services provided by the Consultant under this Agreement, the Company shall pay the Consultant US$15,000 per month for the duration of the Term (the "Consulting Fee"). The Consulting Fee shall be payable by the Company to the Consultant in semi-monthly installments on the first and fifteenth day of each month.

         (b) OPTIONS. Contemporaneously with the execution of this Agreement, or as soon thereafter as practicable, the Company shall issue to the Consultant a non-qualified stock option grant to purchase One Million (1,000,000) shares of the common stock of the Company, par value $.00025 per share (the "Common Stock"), pursuant to the terms and conditions of a stock

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                  option agreement dated contemporaneously herewith, which, when signed by the parties hereto, shall be incorporated herein by reference (the "Grant").

         (c) Automobile Allowance. In addition to the foregoing and any other amounts due to the Consultant hereunder, the Company shall pay to the Consultant, or to such other party as the Consultant may direct in writing, $750 per month for the duration of this Agreement as an automobile allowance.

4. ADDITIONAL CONDITIONS SUBSEQUENT OF ENGAGEMENT. As conditions subsequent to the Consultant's engagement hereunder, the following events shall occur. Notwithstanding the provisions of Section 7(e), if any of the following conditions subsequent do not occur within thirty days after the date required, the Consultant may terminate this Agreement and, in such case, shall receive the entire Severance Payment pursuant to the terms of Section 7(c).

         (a) Nomination as Vice Chairman. The Company shall nominate Chad Verdi to serve as the Vice Chairman of the Board of Directors following the Consultant's resignation as Chairman, effective as of February 1, 2002 or as soon thereafter as practical.

         (b) Initial Nomination for Board of Directors. The Company shall nominate and endorse Chad Verdi for membership on the Company's Board of Directors at the annual meeting of the Shareholders of the Company to be held in March 2002, or any duly authorized postponement thereof. The Company shall take all reasonable efforts to effectuate the elections of Chad Verdi to the Board of Directors during the Term.

         (c) Directors and Officers Insurance. At all times during the Term and any extensions thereto, the Company shall maintain directors and officers liability insurance ("D&O Insurance") for the benefit of the Consultant and other Directors and Officers of the Company in an aggregate amount not less than Ten Million dollars ($10,000,000) or such other amount agreed upon by the Consultant. The Company shall immediately notify the Consultant of any lapse in the D&O Insurance.

         (d) Material Breach. This Agreement shall not be breached materially by the Company.

         (e) Rhode Island Office. The Company shall maintain its current office in Providence, Rhode Island, or an office in such other location as reasonably determined necessary by the Consultant, at which the Consultant may provide services hereunder, in addition to the other offices of the Company.

         (f) Legal Fees of the Consultant. In addition to any expenses incurred by the Consultant in accordance with Section 5 hereof and in addition to any other indemnification to which the

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                  Consultant might otherwise be entitled, the Company shall pay for personal legal services of the Consultant up to an aggregate of $5,000 related to the review by Consultant's counsel of the terms and conditions of this Agreement and all matters related thereto. The payment shall be made to the Consultant (or its counsel) upon execution of this Agreement.

5. EXPENSES. In addition to the Consulting Fee, the Consultant shall be reimbursed for any reasonable business expenses incurred by the Consultant in connection with the services provided pursuant to this Agreement. The Company shall reimburse the Consultant for all such approved expenses within thirty (30) days of the presentation by the Consultant of an itemized account of such expenditures.

6. BEST EFFORTS OF THE CONSULTANT. The Consultant shall ensure that Verdi devotes such time as the Consultant may deem reasonably necessary to fulfill the duties and responsibilities herein. The Company and the Consultant acknowledge that the Consultant and Verdi are engaged in other business and consulting endeavors and, as a result, the time commitment of the Consultant and Verdi is limited and requires flexibility. The Consultant, and in particular Verdi, shall not engage in any activities that involve a conflict of interest with the business of the Company during the Term and any extensions thereto. The Consultant shall ensure that Verdi, at all times, faithfully with diligence and to the best of its ability, experience and talents, perform all duties required of and from it pursuant to the terms hereof, to the reasonable satisfaction of the Company and its Board of Directors.

7.       TERMINATION.

         (a) By action of its Board of Directors, the Company may terminate this Agreement for cause at any time upon delivery by hand, overnight courier or certified, return-receipt U.S. Mail of sixty (60) days written notice to the Consultant of the termination and the reasons therefor. Such notice having been given, this Agreement shall terminate in accordance herewith. For the purpose of this Section 10, "cause" shall be defined as (i) the Consultant's continued failure to perform its duties and responsibilities in good faith to the best of its abilities after thirty (30) days prior written notice of non-performance from the Company; (ii) conviction of a felony by the Consultant; (iii) fraudulent misconduct by the Consultant; (iv) embezzlement, misappropriation or theft by the Consultant; (v) material breach of confidentiality agreements by the Consultant; (vi) gross misconduct by the Consultant; (vii) any willful or grossly negligent act by the Consultant that has a material detrimental effect on the Company's reputation or business; or (viii) any material violation of the terms and conditions of this Agreement by the Consultant.

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                  Within ten (10) days after the date of delivery of notice of such termination for cause, the Consultant may respond in writing to the notice of termination for cause, setting forth any basis for its objection to the termination. The Board of Directors or the Chairman of the Company shall, within ten
                  (10) days after the receipt of such written response, evaluate the response of the Consultant and determine to either rescind or affirm the termination notice. The Consultant shall be notified in writing by hand delivery, overnight courier or certified, return-receipt U.S. Mail, of such determination of the Company, upon which delivery, such determination shall be final. In the event that the termination for cause is affirmed, this Agreement and the engagement of the Consultant shall terminate immediately. Except as set forth in Section 7(b), if the Consultant is terminated for cause, the Consultant shall not be eligible for any severance payment.

         (b) If this Agreement is terminated by the Company with "cause", the Consultant or its successor in interest, as the case may be, shall be paid by the Company, in full satisfaction of all of its fee obligations under this Agreement, an amount equal to the Consulting Fee due to the Consultant to which it was entitled on the last day of its engagement.

         (c)      In addition to any payments due the Consultant under this
                  Section 7, if this Agreement is terminated by the Company without "cause", the Consultant shall be paid an additional sum equal to $180,000 (the "Severance Payment"). The Severance Payment shall be paid to the Consultant within ten (10) days from the last day of the engagement. If the Severance Payment is not paid within such ten-day period, the Company shall reimburse the Consultant for any costs or expenses incurred by it for the collection of the Severance Payment, including, without limitation, any attorneys fees incurred by the Consultant, including the deposit of a reasonable retainer to the Consultant's legal counsel, which attorneys fees shall be paid as they are incurred.

         (d) Any payment made by the Company pursuant to Section 7(b) or any Severance Payment made by the Company pursuant to Section 7(c) above (i) will be subject to offset for any advances, amount receivable, and loans, including accrued interest, outstanding on the date of the termination of this Agreement; but (ii) will not be subject to any offset on account of any remuneration paid or payable to the Consultant for any subsequent engagement the Consultant may obtain, whether during or after the period during which the payment is made, and the Consultant shall have no obligation whatever to seek any subsequent engagement.

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         (e)      The Consultant may terminate this Agreement with or without cause by providing sixty (60) days written notice to the Company. In such event, the Consultant shall receive all fees due to the Consultant up to the date of termination. In the event of such voluntary termination, or in the event that Consultant terminates as a result of the death or disability of Consultant, no fees will be provided for the period after the date of termination, except as provided in Section 4 above.

         (f) If this Agreement is terminated either by the Company or by the Consultant, either with or without cause, the Consultant shall participate in an exit interview conducted by the Company's representative for the purposes of finalizing any remaining matters, returning all relevant property and information to the Company, and assuring a proper transition of duties.

         (g) Except as provided otherwise in this Section 7, the Company and the Consultant shall not have any further right or remedy against one another in the event this Agreement is terminated. After termination of this Agreement pursuant to Sections 4 or 7(a), (b) or (e), or upon the expiration of the Term any extension thereof, the provisions of Sections 9 (Disclosure of Information), 10 (Inventions or Discoveries), 12 (Covenants Not to Compete), and 13 (Injunctive Relief) hereof shall remain in full force and effect.

8. RELATIONSHIP BETWEEN THE PARTIES. The Consultant is retained by the Company only for the purpose and to the extent set forth in this Agreement, and the Consultant's relationship to the Company during the term of this Agreement shall be that of an independent contractor. Neither the Consultant, nor any of its agents or affiliates shall have employee status with the Company, be entitled to participate in any medical, disability, pension or any other plan or benefit provided by the Company to its employees or be covered by the Company in any Unemployment Insurance or Workmen's Compensation Act of any state. Nothing herein contained shall be construed to regard the parties as being partners or joint venturers, or to constitute an arrangement herein provided for as a partnership or joint venture. The Consultant acknowledges that it is solely responsible for the payment of all taxes, income or other, due and payable by reason of its engagement as an independent contractor by the Company.

9. DISCLOSURE OF INFORMATION. In the course of providing consulting services pursuant to this Agreement, the Consultant, and in particular Verdi, shall work with and be exposed to the business and operations of the Company. The Consultant recognizes and acknowledges that the Company's trade secrets, confidential information, proprietary information and processes, including but not limited to actual or potential products or services and the business model associated therewith, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the

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         performance of the Consultant's duties hereunder. The Consultant will not, and will ensure that Verdi will not, during or after the Term, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Consultant or Verdi make use of any such property for its own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the Term and any extensions thereto, provided that after the Term and any extensions thereto these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided that the Consultant was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent). The Consultant shall consider and treat as the Company's property, all computer disks, memoranda, books, papers, lab reports, notes, letters, formulas, schematics, reports, customer lists, financial statements and budgets and all other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether created by it or otherwise coming into its possession, and on termination of its appointment, or on demand of the Company, at any time, to deliver all embodiments of the confidential information (whether written, typed or computer files) of the same to the Company.

10. INVENTIONS OR DISCOVERIES. The Consultant acknowledges that, while performing consulting services for the Company, any and all inventions, improvements, discoveries, processes, programs or systems relating to the business of the Company developed or discovered by the Consultant shall be fully disclosed by it to the Company and shall be the sole and absolute property of the Company. For the purpose of this Section 10, the meaning of the phrase "inventions, improvements, discoveries, processes, programs or systems relating to the business of the Company" shall be limited to inventions, improvements, discoveries, processes, programs or systems which result in modifications or enhancements of, or can be used in connection with or in lieu of, services or products then offered commercially by the Company, or which are the subject of patents held or applied for by the Company, or which are under active funded development by the Company during the Term and any extensions thereto or at the date of the expiration or termination of this Agreement. For the purpose of this Section 10, the meaning of the phrase "under active funded development of the Company" shall be limited to services or products which the Company has developed or is in the process of developing and for which the Company has accounted for the expenses of such development in accordance with generally accepted accounting principles. The Consultant acknowledges that upon the request of the Company, the Consultant shall execute, acknowledge and deliver, and shall cause Verdi to execute, acknowledge and deliver, such assignments, certificates or other documents as the Company may consider necessary or appropriate to properly vest all right, title and interest to any such invention or discovery in the Company. Any such invention or discovery by the Consultant within three years of the termination or expiration of this Agreement shall fall within the provisions of this Section unless proved conclusively by the Consultant

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         to have been first invented or discovered by it following such termination or expiration. The provisions of this Section shall survive the expiration of this Agreement or its termination by either the Company or the Consultant and shall remain in full force and effect.

11. COVENANT NOT TO COMPETE. For the term of this Agreement, and for a period of one year after the expiration of this Agreement or its termination by the Company or the Consultant, the Consultant shall not, and the Consultant shall ensure that Verdi does not, either directly or indirectly, own, manage, operate, control, be employed by, participate in, assist in the recruitment of employees for, or be connected in any manner with the ownership, management, operation or control of any business entity involving technology, processes, programs or systems which are being sold or marketed, or are under active funded development, by the Company during the term of this Agreement or at the time of the expiration or termination of this Agreement within the states of New York, New Jersey or Connecticut or in any other state or territory in which the Company shall operate.

12. INJUNCTIVE RELIEF. In the event of an actual or threatened breach by the Consultant of the provisions of this Section or Sections 9, 10 or 11, the Company shall be entitled to an injunction restraining the Consultant's and Verdi's actions. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach including, but not limited to, the recovery of damages from the Consultant. The Consultant acknowledges the necessity for and reasonableness of these provisions.

13. NOTICES. Unless provided otherwise herein, all notices, demands, elections, opinions or requests (however characterized or described) required or authorized by this Agreement shall be deemed sufficiently given if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:

                           Eurotech, Ltd.
                           10306 Eaton Place
                           Suite 220
                           Fairfax, Virginia 22030

                           with a copy to:

                           Robert A. Solomon, Esq.
                           Solomon Pearl Blum Heymann & Stich LLP
                           40 Wall Street-35th Floor
                           New York, N.Y. 10005

                           and in the case of the Consultant:

                           Verdi Consultants, Inc.
                           100 Pheasant Drive
                           East Greenwich, Rhode Island 02818

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14.               ASSIGNMENT OF AGREEMENT. No party to this Agreement may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto. Any attempted assignment without written consent by the non-assigning party shall be void and without force or effect at the option of the latter. All the provisions of this Agreement shall be binding upon the respective employees, delegatees, successors, heirs and permitted assignees of the parties.

15. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. This Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties hereto and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement and any inspection or investigation made at any time with respect to any aspect thereof until any and all monies, payments, obligations and liabilities which either party hereto shall have made, incurred or become liable for pursuant to the terms of this Agreement shall have been paid in full. The confidentiality, inventions and non-compete provisions contained in Sections 5, 7(c), 9, 10 and 11 shall remain in full force and effect regardless of any termination or cancellation of this Agreement for a period of not less than one year from the date of any termination or cancellation of this Agreement.

16. FURTHER INSTRUMENTS. The parties hereto shall execute and deliver any and all other instruments and shall take any and all other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

17. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not effect adversely any other provisions of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

18. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

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19.      GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to this subject matter, including any and all prior employment or consulting agreements entered into between the Consultant and the Company, which are, as of the date hereof, deemed terminated and released. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

20. ARBITRATION. Any and all disputes arising out of this Agreement will be determined by submission to binding arbitration before a three-member arbitral panel, which arbitration shall be conducted in New York, New York, or Providence, Rhode Island, pursuant to the Rules of Arbitration of the American Arbitration Association, the jurisdiction to which all parties hereto, as well as their successors, assigns and transferees, hereby consent. The Company shall pay all costs and fees relating to such arbitration, including the reasonable attorneys fees and costs of the Consultant, including the deposit of a reasonable retainer to the Consultant's legal counsel, which attorney fees shall be paid by the Company when they are incurred, unless an award is made in favor of the Company, in which case the Consultant shall immediately reimburse the Company for all costs and fees paid by the Company on the Consultant's behalf, including, without limitation, the attorneys fees and costs of the Consulatant, one-half of the cost of commencing the arbitration, and one-half of the costs and fees of the three-member arbitral panel.

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CONSULTANT ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, IT WAS GIVEN AN
OPPORTUNITY TO READ IT, EVALUATE IT AND WAS ENCOURAGED BY THE COMPANY TO DISCUSS IT WITH ITS ADVISORS AND ATTORNEYS AND WITH REPRESENTATIVES OF THE COMPANY. CONSULTANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS ALL TERMS, CONDITIONS AND IMPLICATIONS OF THIS AGREEMENT. IN LIGHT OF THE FOREGOING ACKNOWLEDGEMENT, IT IS FURTHER UNDERSTOOD THAT TO THE EXTENT THAT THERE MAY BE ANY AMBIGUITIES IN ANY PROVISION HEREIN THAT MIGHT HAVE TWO OR MORE PLAUSABLE CONSTRUCTIONS, THE LANGUAGE OF THE AGREEMENT SHALL NOT BE CONSTRUED AGAINST EITHER PARTY HERETO.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        Eurotech, Ltd.


                               By:      /S/ DON V. HAHNFELDT
                                        --------------------
                                        Don V. Hahnfeldt
                                        President and Chief Executive Officer


                                        Verdi Consultants, Inc.


                                        /S/ CHAD A. VERDI
                                        -----------------
                                        By: Chad A. Verdi
                                        Its: _________________


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